Exhibit 10.57

AMENDMENT TO SPECIAL CASH RETENTION AWARD AGREEMENT

Reference is made to the Special Cash Retention Award Agreement between Apollo Education Group, Inc. (the “Company”) and Sean Martin (“Participant”) with an Award Date of March 29, 2013 (the “Agreement”).

The parties to the Agreement wish to amend it in accordance with the terms of this Amendment to Special Cash Retention Award Agreement (the “Amended Agreement”)

Effective as of August 10, 2015, the parties hereby agree that the terms of the Agreement are amended as follows:

1.	The “Vesting Schedule” in the AWARD SUMMARY is hereby amended to read as follows:

Vesting Schedule:
The Award shall vest in three (3) installments as follows: One-third (1/3) of the Award shall vest on March 29, 2014 (payable within thirty (30) days of March 29, 2013 subject to the Repayment Obligation defined in Paragraph 3(a)); one-third (1/3) shall vest on March 29, 2015, and the remaining one-third (1/3) will vest on March 29, 2016 (payable within thirty (30) days of August 10, 2015 subject to the Repayment Obligation defined in Paragraph 3(a)), provided that the Participant remains continuously in Service with the Company through each such annual vesting date. There will be no pro-rata vesting of the Award, except in the event of death (as more fully explained in Paragraph 3(d) below).

2.    Paragraph 2(a) of the Agreement is hereby amended to read as follows:

(a)
Each installment of the Award that vests and becomes payable to the Participant under this Agreement shall be paid within thirty (30) days following the applicable vesting date; provided, however, that (i) the first installment of the Award shall be paid prior to the vesting date within thirty (30) days of March 29, 2013, subject to the Repayment Obligation, and (ii) the third installment of the Award shall be paid prior to the vesting date within thirty (30) days of August 10, 2015, subject to the Repayment Obligation. Each payment shall be subject to the Company’s collection of the applicable Withholding Taxes, and the Participant shall only receive the net amount of the Award remaining after such Withholding Taxes have been collected.

3.    Paragraph 3(a) of the Agreement is hereby amended to read as follows:

(a)
Except as provided in Paragraph 3(b) and in the case of an individual’s death or Disability, the amount of the first installment of the Award shall be subject to repayment to the Company by the Participant in the event the Participant’s Service with the Company terminates for any reason prior to March 29, 2014 and the amount of the third installment of the Award shall be subject to repayment to the Company by the Participant in the event the Participant’s Service with the Company terminates for any reason after August 10, 2015, but prior to March 29, 2016 (the “Repayment Obligation”). The Participant shall be liable to pay the Company up to the full gross amount of the first installment or the second installment of the Award, as the case may be (i.e., unreduced for tax and other withholdings), as determined by the Company in its sole discretion.

3.    Paragraph 3(d) of the Agreement is hereby deleted.

4.    Paragraph 13 of the Agreement is hereby amended to read as follows:

13.
Entire Agreement. Except as otherwise specifically referenced herein, the Agreement and this Amendment effective as of August 10, 2015 constitute the sole and entire agreement between the parties hereto with regard to the Award and supersede any and all understandings and agreements made prior hereto, if any. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing, signed by the parties hereto.

All capitalized terms in this Amendment shall have the meaning assigned to them in the Agreement.

Other than the terms and conditions that have been expressly modified by this Amendment, all terms and conditions of the Agreement remain in full force and effect.

The Participant must accept the terms and conditions of this Amendment either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any cash bonus amount be paid under this Amendment in the absence of such acceptance.

IN WITNESS WHEREOF, Apollo Education Group, Inc. has caused this Amendment to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

APOLLO EDUCATION GROUP, INC.

By:	/s/ Joseph L. D’Amico
Joseph L. D’Amico
Title:	Chief Financial Officer

SEAN MARTIN

/s/ Sean Martin
Sean Martin

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